news release

FOR RELEASE AT 3:15 AM PT	EXHIBIT 99.1
APRIL 26, 2024
Chevron Reports First Quarter 2024 Results
•Reported earnings of $5.5 billion; adjusted earnings of $5.4 billion
~~•~~Worldwide production 12 percent higher than a year ago
•Returned $6 billion cash to shareholders; eighth straight quarter over $5 billion
•Achieved key project milestones in Kazakhstan, East Mediterranean and U.S.
San Ramon, Calif., April 26, 2024 – Chevron Corporation (NYSE: CVX) reported earnings of $5.5 billion ($2.97 per share - diluted) for first quarter 2024, compared with $6.6 billion ($3.46 per share - diluted) in first quarter 2023. Foreign currency effects increased earnings by $85 million. Adjusted earnings of $5.4 billion ($2.93 per share - diluted) in first quarter 2024 compared to adjusted earnings of $6.7 billion ($3.55 per share - diluted) in first quarter 2023. See Attachment 4 for a reconciliation of adjusted earnings.
Earnings & Cash Flow Summary

	Unit	1Q 2024	4Q 2023	1Q 2023
Total Earnings / (Loss)	$ MM	$5,501	$2,259	$6,574
Upstream	$ MM	$5,239	$1,586	$5,161
Downstream	$ MM	$783	$1,147	$1,800
All Other	$ MM	$(521)	$(474)	$(387)
Earnings Per Share - Diluted	$/Share	$2.97	$1.22	$3.46
Adjusted Earnings (1)	$ MM	$5,416	$6,453	$6,744
Adjusted Earnings Per Share - Diluted (1)	$/Share	$2.93	$3.45	$3.55
Cash Flow From Operations (CFFO)	$ B	$6.8	$12.4	$7.2
CFFO Excluding Working Capital (1)	$ B	$8.0	$11.4	$9.0
(1) See non-GAAP reconciliation in attachments
“We had another quarter of strong operational and financial performance and delivered superior cash returns to shareholders,” said Mike Wirth, Chevron’s chairman and chief executive officer. “U.S. production was up 35 percent from a year ago, and we continued to meet major project milestones.”
Chevron’s return on capital employed in the first quarter 2024 was greater than 12 percent, as the company increased its dividend per share payout by 8 percent from fourth quarter 2023 and repurchased nearly $3 billion of its shares. U.S. net oil-equivalent production increased by 35 percent from a year ago period primarily due to the acquisition of PDC Energy, Inc. (PDC) and sustained strong execution in the Permian and Denver-Julesburg (DJ) Basins. The company’s affiliate Tengizchevroil safely started up the Wellhead Pressure Management Project (WPMP) in April, and Chevron also advanced its carbon capture value chain, hydrogen, and renewable fuels businesses during the quarter.
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Financial and Business Highlights

	Unit	1Q 2024	4Q 2023	1Q 2023
Return on Capital Employed (ROCE)%		12.4%	5.1%	14.6%
Capital Expenditures (Capex)	$ B	$4.1	$4.4	$3.0
Affiliate Capex	$ B	$0.6	$0.9	$0.9
Free Cash Flow (1)	$ B	$2.7	$8.1	$4.2
Free Cash Flow ex. working capital (1)	$ B	$3.9	$7.1	$6.0
Debt Ratio (end of period)%		12.0%	11.5%	12.7%
Net Debt Ratio (1) (end of period)%		8.8%	7.3%	4.4%
Net Oil-Equivalent Production	MBOED	3,346	3,392	2,979
(1) See non-GAAP reconciliation in attachments
Financial Highlights
•First quarter 2024 earnings decreased compared to last year primarily due to lower margins on refined product sales and lower natural gas realizations, partly offset by higher upstream sales volumes in the U.S.
•Worldwide production was up 12 percent from a year ago primarily due to the acquisition of PDC and strong operational performance in the Permian and DJ Basins in the U.S. and the Tengizchevroil affiliate in Kazakhstan, partly offset by planned downtime in Nigeria.
•Capex in the first quarter of 2024 was up from last year largely due to higher investments in upstream, including post-acquisition spend on legacy PDC assets.
•Cash flow from operations was lower than a year ago mainly due to lower earnings and higher spend on expansion of the retail marketing network and asset retirements, partly offset by lower working capital.
•The company returned $6.0 billion of cash to shareholders during the quarter, including dividends of $3.0 billion and share repurchases of nearly $3.0 billion.
•The company’s Board of Directors declared a quarterly dividend of one dollar and sixty-three cents ($1.63) per share, payable June 10, 2024, to all holders of common stock as shown on the transfer records of the corporation at the close of business on May 17, 2024.
Business Highlights and Milestones
•Started up WPMP at the company’s 50 percent-owned affiliate, Tengizchevroil, with the first pressure boost facility compressor online and first metering station conversion completed.
•Reached final investment decision to add midstream infrastructure expected to increase production capacity at the Tamar gas field in Israel to 1.6 billion cubic feet per day.
•Entered an agreement to assume a 60 percent operated interest in Uruguay’s AREA OFF-1 offshore exploration block, subject to customary closing conditions.
•Expanded fuel marketing network in key U.S. West Coast and Gulf Coast markets, encompassing more than 250 retail stations.
•Launched a $500 million Future Energy Fund III focused on venture investments in technology-based solutions that have the potential to enable affordable, reliable and lower carbon energy.
•Drilled onshore and offshore stratigraphic wells to delineate carbon dioxide storage potential through the company’s joint venture Bayou Bend CCS LLC.
•Reached final investment decision to build an oilseed processing plant in Louisiana through the company’s joint venture Bunge Chevron Ag Renewables LLC.
•Announced the company’s first solar-to-hydrogen production project that is expected to utilize solar power and non-potable water from existing assets in California.
•Withdrew from Chevron’s nonoperated working interests in Myanmar effective April 1, 2024.
Segment Highlights
Upstream

U.S. Upstream	Unit	1Q 2024	4Q 2023	1Q 2023
Earnings / (Loss)	$ MM	$2,075	$(1,347)	$1,781
Net Oil-Equivalent Production	MBOED	1,573	1,598	1,167
Liquids Production	MBD	1,130	1,164	877
Natural Gas Production	MMCFD	2,657	2,604	1,742
Liquids Realization	$/BBL	$57.37	$58.69	$59.06
Natural Gas Realization	$/MCF	$1.24	$1.62	$2.58
•U.S. upstream earnings were higher than the year-ago period primarily due to higher sales volumes, including from legacy PDC assets, partly offset by higher depreciation, depletion and amortization mainly from higher production, and lower realizations.
•U.S. net oil-equivalent production was up 406,000 barrels per day from a year earlier primarily due to the acquisition of PDC and higher production in the Permian and DJ Basins.

International Upstream	Unit	1Q 2024	4Q 2023	1Q 2023
Earnings / (Loss) (1)	$ MM	$3,164	$2,933	$3,380
Net Oil-Equivalent Production	MBOED	1,773	1,794	1,812
Liquids Production	MBD	838	851	849
Natural Gas Production	MMCFD	5,610	5,661	5,775
Liquids Realization	$/BBL	$72.52	$74.54	$68.89
Natural Gas Realization	$/MCF	$7.25	$7.31	$9.00
(1) Includes foreign currency effects	$ MM	$22	$(162)	$(56)
•International upstream earnings were lower than a year ago primarily due to lower natural gas realizations, partly offset by favorable tax impacts, including the absence of first quarter 2023 tax charges related to the energy profits levy in the United Kingdom, higher liquids realizations and favorable foreign currency effects.
•Net oil-equivalent production during the quarter was down 39,000 barrels per day from a year earlier primarily due to a planned turnaround in Nigeria and normal field declines, partly offset by stronger operational performance at Tengizchevroil.

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Downstream

U.S. Downstream	Unit	1Q 2024	4Q 2023	1Q 2023
Earnings / (Loss)	$ MM	$453	$470	$977
Refinery Crude Unit Inputs	MBD	878	950	931
Refined Product Sales	MBD	1,248	1,298	1,252
•U.S. downstream earnings were lower compared to last year primarily due to lower margins on refined product sales and higher operating expenses mainly from planned shutdowns.
•Refinery crude unit inputs, including crude oil and other inputs, decreased 6 percent from the year-ago period primarily due to a planned shutdown at the Pascagoula, Mississippi refinery.
•Refined product sales were flat compared to the year-ago period.

International Downstream	Unit	1Q 2024	4Q 2023	1Q 2023
Earnings / (Loss) (1)	$ MM	$330	$677	$823
Refinery Crude Unit Inputs	MBD	651	634	640
Refined Product Sales	MBD	1,430	1,437	1,460
(1) Includes foreign currency effects	$ MM	$56	$(58)	$18
•International downstream earnings were lower compared to a year ago primarily due to lower margins on refined product sales.
•Refinery crude unit inputs, including crude oil and other inputs, increased 2 percent, while refined product sales decreased 2 percent from the year-ago period.

All Other

All Other	Unit	1Q 2024	4Q 2023	1Q 2023
Net charges (1)	$ MM	$(521)	$(474)	$(387)
(1) Includes foreign currency effects	$ MM	$7	$(259)	$(2)
•All Other consists of worldwide cash management and debt financing activities, corporate administrative functions, insurance operations, real estate activities and technology companies.
•Net charges increased compared to a year ago primarily due to lower interest income and higher employee benefit costs.
Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable and ever-cleaner energy is essential to enabling human progress. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and additives; and develops technologies that enhance our business and the industry. We aim to grow our oil and gas business, lower the carbon intensity of our operations and grow lower carbon businesses in renewable fuels, carbon capture and offsets, hydrogen and other emerging technologies. More information about Chevron is available at www.chevron.com.
# # #
Contact: Randy Stuart -- +1 713-283-8609

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NOTICE
Chevron’s discussion of first quarter 2024 earnings with security analysts will take place on Friday, April 26, 2024, at 8:00 a.m. PT. A webcast of the meeting will be available in a listen-only mode to individual investors, media, and other interested parties on Chevron’s website at www.chevron.com under the “Investors” section. Prepared remarks for today’s call, additional financial and operating information and other complementary materials will be available prior to the call at approximately 3:30 a.m. PT and located under “Events and Presentations” in the “Investors” section on the Chevron website.
As used in this news release, the term “Chevron” and such terms as “the company,” “the corporation,” “our,” “we,” “us” and “its” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or to all of them taken as a whole. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs.
Please visit Chevron’s website and Investor Relations page at www.chevron.com and www.chevron.com/investors, LinkedIn: www.linkedin.com/company/chevron, Twitter: @Chevron, Facebook: www.facebook.com/chevron, and Instagram: www.instagram.com/chevron, where Chevron often discloses important information about the company, its business, and its results of operations.
Non-GAAP Financial Measures - This news release includes adjusted earnings/(loss), which reflect earnings or losses excluding significant non-operational items including impairment charges, write-offs, decommissioning obligations from previously sold assets, severance costs, gains on asset sales, unusual tax items, effects of pension settlements and curtailments, foreign currency effects and other special items. We believe it is useful for investors to consider this measure in comparing the underlying performance of our business across periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss) as prepared in accordance with U.S. GAAP. A reconciliation to net income (loss) attributable to Chevron Corporation is shown in Attachment 4.
This news release also includes cash flow from operations excluding working capital, free cash flow and free cash flow excluding working capital. Cash flow from operations excluding working capital is defined as net cash provided by operating activities less net changes in operating working capital, and represents cash generated by operating activities excluding the timing impacts of working capital. Free cash flow is defined as net cash provided by operating activities less capital expenditures and generally represents the cash available to creditors and investors after investing in the business. Free cash flow excluding working capital is defined as net cash provided by operating activities excluding working capital less capital expenditures and generally represents the cash available to creditors and investors after investing in the business excluding the timing impacts of working capital. The company believes these measures are useful to monitor the financial health of the company and its performance over time. Reconciliations of cash flow from operations excluding working capital, free cash flow and free cash flow excluding working capital are shown in Attachment 3.
This news release also includes net debt ratio. Net debt ratio is defined as total debt less cash and cash equivalents and marketable securities as a percentage of total debt less cash and cash equivalents and marketable securities, plus Chevron Corporation stockholders’ equity, which indicates the company’s leverage, net of its cash balances. The company believes this measure is useful to monitor the strength of the company’s balance sheet. A reconciliation of net debt ratio is shown in Attachment 2.

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CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This news release contains forward-looking statements relating to Chevron’s operations and lower carbon strategy that are based on management’s current expectations, estimates, and projections about the petroleum, chemicals and other energy-related industries. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions, and variations or negatives of these words, are intended to identify such forward-looking statements, but not all forward-looking statements include such words. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices and demand for the company’s products, and production curtailments due to market conditions; crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; technological advancements; changes to government policies in the countries in which the company operates; public health crises, such as pandemics and epidemics, and any related government policies and actions; disruptions in the company’s global supply chain, including supply chain constraints and escalation of the cost of goods and services; changing economic, regulatory and political environments in the various countries in which the company operates; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine, the conflict in Israel and the global response to these hostilities; changing refining, marketing and chemicals margins; actions of competitors or regulators; timing of exploration expenses; timing of crude oil liftings; the competitiveness of alternate-energy sources or product substitutes; development of large carbon capture and offset markets; the results of operations and financial condition of the company’s suppliers, vendors, partners and equity affiliates; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the company’s control; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes undertaken or required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures related to greenhouse gas emissions and climate change; the potential liability resulting from pending or future litigation; the ability to successfully integrate the operations of the company and PDC Energy, Inc. and achieve the anticipated benefits from the transaction, including the expected incremental annual free cash flow; the risk that Hess Corporation (Hess) stockholders do not approve the potential transaction, and the risk that regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated by the company and Hess; potential delays in consummating the Hess transaction, including as a result of regulatory proceedings or the ongoing arbitration proceedings regarding preemptive rights in the Stabroek Block joint operating agreement; risks that such ongoing arbitration is not satisfactorily resolved and the potential transaction fails to be consummated; uncertainties as to whether the potential transaction, if consummated, will achieve its anticipated economic benefits, including as a result of regulatory proceedings and risks associated with third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the potential transaction that are not waived or otherwise satisfactorily resolved; the company’s ability to integrate Hess’ operations in a successful manner and in the expected time period; the possibility that any of the anticipated benefits and projected synergies of the potential transaction will not be realized or will not be realized within the expected time period; the company’s future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government mandated sales, divestitures, recapitalizations, taxes and tax audits, tariffs, sanctions, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; higher inflation and related impacts; material reductions in corporate liquidity and access to debt markets; changes to the company’s capital allocation strategies; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; the company’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and the factors set forth under the heading “Risk Factors” on pages 20 through 26 of the company’s 2023 Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 1
(Millions of Dollars, Except Per-Share Amounts)
(unaudited)

CONSOLIDATED STATEMENT OF INCOME
	Three Months Ended March 31,
REVENUES AND OTHER INCOME	2024	2023
Sales and other operating revenues	$46,580	$48,842
Income (loss) from equity affiliates	1,441	1,588
Other income (loss)	695	363
Total Revenues and Other Income	48,716	50,793
COSTS AND OTHER DEDUCTIONS
Purchased crude oil and products	27,741	29,407
Operating expenses (1)	7,591	6,940
Exploration expenses	129	190
Depreciation, depletion and amortization	4,091	3,526
Taxes other than on income	1,124	1,096
Interest and debt expense	118	115
Total Costs and Other Deductions	40,794	41,274
Income (Loss) Before Income Tax Expense	7,922	9,519
Income tax expense (benefit)	2,371	2,914
Net Income (Loss)	5,551	6,605
Less: Net income (loss) attributable to noncontrolling interests	50	31
NET INCOME (LOSS) ATTRIBUTABLE TO CHEVRON CORPORATION	$5,501	$6,574

(1) Includes operating expense, selling, general and administrative expense, and other components of net periodic benefit costs.

PER SHARE OF COMMON STOCK
Net Income (Loss) Attributable to Chevron Corporation
- Basic	$2.99	$3.48
- Diluted	$2.97	$3.46
Weighted Average Number of Shares Outstanding (000's)
- Basic	1,842,377	1,891,695
- Diluted	1,849,116	1,900,785

Note: Shares outstanding (excluding 14 million associated with Chevron’s Benefit Plan Trust) were 1,833 million and 1,851 million at March 31, 2024, and December 31, 2023, respectively.

EARNINGS BY MAJOR OPERATING AREA	Three Months Ended March 31,
	2024	2023
Upstream
United States	$2,075	$1,781
International	3,164	3,380
Total Upstream	5,239	5,161
Downstream
United States	453	977
International	330	823
Total Downstream	783	1,800
All Other	(521)	(387)
NET INCOME (LOSS) ATTRIBUTABLE TO CHEVRON CORPORATION	$5,501	$6,574

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 2
(Millions of Dollars)
(unaudited)

SELECTED BALANCE SHEET ACCOUNT DATA (Preliminary)	March 31, 2024	December 31, 2023
Cash and cash equivalents	$6,278	$8,178
Marketable securities	$—	$45
Total assets	$261,651	$261,632
Total debt	$21,835	$20,836
Total Chevron Corporation stockholders' equity	$160,625	$160,957
Noncontrolling interests	$1,031	$972

SELECTED FINANCIAL RATIOS
Total debt plus total stockholders’ equity	$182,460	$181,793
Debt ratio (Total debt / Total debt plus stockholders’ equity)	12.0%	11.5%

Adjusted debt (Total debt less cash and cash equivalents and marketable securities)	$15,557	$12,613
Adjusted debt plus total stockholders’ equity	$176,182	$173,570
Net debt ratio (Adjusted debt / Adjusted debt plus total stockholders’ equity)	8.8%	7.3%

RETURN ON CAPITAL EMPLOYED (ROCE)	Three Months Ended March 31,
	2024	2023
Total reported earnings	$5,501	$6,574
Noncontrolling interest	50	31
Interest expense (A/T)	109	106
ROCE earnings	5,660	6,711
Annualized ROCE earnings	22,640	26,844
Average capital employed (1)	183,128	183,611
ROCE	12.4%	14.6%
(1) Capital employed is the sum of Chevron Corporation stockholders’ equity, total debt and noncontrolling interest. Average capital employed is computed by averaging the sum of capital employed at the beginning and the end of the period.

	Three Months Ended March 31,
CAPEX BY SEGMENT	2024	2023
United States
Upstream	$2,430	$1,918
Downstream	429	331
Other	72	31
Total United States	2,931	2,280

International
Upstream	1,129	722
Downstream	28	30
Other	1	6
Total International	1,158	758
CAPEX	$4,089	$3,038

AFFILIATE CAPEX (not included above):
Upstream	$399	$639
Downstream	224	230
AFFILIATE CAPEX	$623	$869

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 3
(Billions of Dollars)
(unaudited)

SUMMARIZED STATEMENT OF CASH FLOWS (Preliminary)(1)	Three Months Ended March 31,

OPERATING ACTIVITIES	2024	2023
Net Income (Loss)	$5.6	$6.6
Adjustments
Depreciation, depletion and amortization	4.1	3.5
Distributions more (less) than income from equity affiliates	(0.7)	(0.9)
Loss (gain) on asset retirements and sales	—	—
Net foreign currency effects	(0.2)	—
Deferred income tax provision	0.7	0.8
Net decrease (increase) in operating working capital	(1.1)	(1.8)
Other operating activity	(1.4)	(1.1)
Net Cash Provided by Operating Activities	$6.8	$7.2

INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	—	—
Capital expenditures (Capex)	(4.1)	(3.0)
Proceeds and deposits related to asset sales and returns of investment	0.1	0.2
Other investing activity	—	—
Net Cash Used for Investing Activities	$(4.0)	$(2.8)

FINANCING ACTIVITIES
Net change in debt	1.0	(0.1)
Cash dividends — common stock	(3.0)	(2.9)
Shares issued for share-based compensation	0.1	0.1
Shares repurchased	(3.0)	(3.8)
Distributions to noncontrolling interests	—	—
Net Cash Provided by (Used for) Financing Activities	$(4.9)	$(6.6)

EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(0.1)	—
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$(2.1)	$(2.2)

RECONCILIATION OF NON-GAAP MEASURES (1)
Net Cash Provided by Operating Activities	$6.8	$7.2
Less: Net decrease (increase) in operating working capital	(1.1)	(1.8)
Cash Flow from Operations Excluding Working Capital	$8.0	$9.0

Net Cash Provided by Operating Activities	$6.8	$7.2
Less: Capital expenditures	4.1	3.0
Free Cash Flow	$2.7	$4.2
Less: Net decrease (increase) in operating working capital	(1.1)	(1.8)
Free Cash Flow Excluding Working Capital	$3.9	$6.0
(1) Totals may not match sum of parts due to presentation in billions.

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CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 4
(Millions of Dollars)
(unaudited)

RECONCILIATION OF NON-GAAP MEASURES
	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
REPORTED EARNINGS	Pre-Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax

U.S. Upstream			$2,075			$1,781
Int'l Upstream			3,164			3,380
U.S. Downstream			453			977
Int'l Downstream			330			823
All Other			(521)			(387)
Net Income (Loss) Attributable to Chevron			$5,501			$6,574

SPECIAL ITEMS
Int'l Upstream
Tax items	—	—	—	—	(130)	(130)

Total Special Items	$—	$—	$—	$—	$(130)	$(130)

FOREIGN CURRENCY EFFECTS
Int'l Upstream			$22			$(56)
Int'l Downstream			56			18
All Other			7			(2)
Total Foreign Currency Effects			$85			$(40)

ADJUSTED EARNINGS/(LOSS) (1)
U.S. Upstream			$2,075			$1,781
Int'l Upstream			3,142			3,566
U.S. Downstream			453			977
Int'l Downstream			274			805
All Other			(528)			(385)
Total Adjusted Earnings/(Loss)			$5,416			$6,744

Total Adjusted Earnings/(Loss) per share			$2.93			$3.55

(1) Adjusted Earnings/(Loss) is defined as Net Income (loss) attributable to Chevron Corporation excluding special items and foreign currency effects.